Exhibit 4.9

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 17, 2018, among each of the following entities:

ENTITY	STATE OF FORMATION
Cox Industries, Inc.	South Carolina
Cox Wood Preserving Company	South Carolina
Structural Woods Preserving Co.	North Carolina
Cove City Wood Preserving, Inc.	North Carolina
Carolina Pole, Inc.	South Carolina
North-South Wood Preserving Company, Inc.	South Carolina
Carolina Pole Leland, Inc.	North Carolina
Leland Land LLC	North Carolina
Cox Wood of Alabama, LLC	Alabama
Cox Wood of Virginia, LLC	Virginia
National Wood Sourcing, LLC	South Carolina
Sustainable Management Systems, LLC	South Carolina
Atlantic Pole-Georgia, LLC	South Carolina
Atlantic Pole-Virginia, LLC	South Carolina
Cox Recovery Services, LLC	South Carolina
Ruby’s Corner, LLC	South Carolina
Sweetwater Wood Holdings, LLC	South Carolina

(each a “Guaranteeing Subsidiary”), and each a subsidiary of Koppers Inc. (or its permitted successor), a Pennsylvania corporation (the “Issuer”), the Issuer, Koppers Holdings Inc., as a Guarantor, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 25, 2017 providing for the issuance of 6.00% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE.  Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

301659566_1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  April 17, 2018

COX INDUSTRIES, INC.

By/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

COX WOOD PRESERVING COMPANY

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

STRUCTURAL WOODS PRESERVING CO.

By     /s/ Louann E. Tronsberg-Deihle                   Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

COVE CITY WOOD PRESERVING, INC.

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

CAROLINA POLE, INC.

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

NORTH - SOUTH WOOD PRESERVING COMPANY, INC.

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

[Koppers - Signature Page to Second Supplemental Indenture]

CAROLINA POLE LELAND, INC.

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

LELAND LAND LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

COX WOOD OF ALABAMA, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

COX WOOD OF VIRGINIA, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

NATIONAL WOOD SOURCING, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

SUSTAINABLE MANAGEMENT SYSTEMS LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

ATLANTIC POLE - GEORGIA, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

[Koppers - Signature Page to Second Supplemental Indenture]

ATLANTIC POLE - VIRGINIA, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

COX RECOVERY SERVICES, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

RUBY’S CORNER, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

SWEETWATER WOOD HOLDINGS, LLC

By     /s/ Louann E. Tronsberg-Deihle

          Name: Louann E. Tronsberg-Deihle
          Title: Treasurer

KOPPERS INC.

By/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

KOPPERS HOLDINGS INC.

By/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

[Koppers - Signature Page to Second Supplemental Indenture]

Subsidiary Guarantors:

KOPPERS DELAWARE, INC.,
a Delaware corporation

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

KOPPERS CONCRETE PRODUCTS, INC.,
a Delaware corporation

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

CONCRETE PARTNERS, INC.,
a Delaware corporation

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION,
a Delaware corporation

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Vice President

KOPPERS ASIA LLC,
a Delaware limited liability company

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

[Koppers - Signature Page to Second Supplemental Indenture]

KOPPERS VENTURES INC.,
a Delaware corporation

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer and Assistant Secretary

KOPPERS PERFORMANCE CHEMICALS INC.,
a New York corporation

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

KOPPERS RAILROAD STRUCTURES INC.,
a Delaware corporation

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

KOPPERS NZ LLC,
a New York limited liability company

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Authorized Person

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY,
a Nevada limited-liability company

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Authorized Person

WOOD PROTECTION MANAGEMENT LLC,
a Nevada limited-liability company

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Authorized Person

[Koppers - Signature Page to Second Supplemental Indenture]

WOOD PROTECTION LP,
a Texas limited partnership

By: WOOD PROTECTION MANAGEMENT     LLC,
its General Partner

By:     /s/ Louann E. Tronsberg-Deihle
          Name: Louann E. Tronsberg-Deihle
          Title: Authorized Person

M.A. ENERGY RESOURCES, LLC

By:/s/ Louann E. Tronsberg-Deihle
Name: Louann E. Tronsberg-Deihle
Title: Treasurer

[Koppers - Signature Page to Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By/s/ Tina Gonzalez
Authorized Signatory

[Koppers - Signature Page to Second Supplemental Indenture]